Robinhood Reports Second Quarter 2023 Results

GAAP Net Income was $25 million and GAAP Earnings Per Share was $0.03

MENLO PARK, Calif. – August 2, 2023 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the second quarter of 2023, which ended June 30, 2023.

Second Quarter Results:
•Total net revenues increased 10% sequentially to $486 million, primarily due to seasonally higher proxy revenue and higher net interest revenues, partially offset by lower transaction-based revenues.
•Transaction-based revenues decreased 7% sequentially to $193 million.
◦Options decreased 5% to $127 million.
◦Cryptocurrencies decreased 18% to $31 million.
◦Equities decreased 7% to $25 million.
•Net interest revenue increased 13% sequentially to $234 million, driven by growth in interest earning assets, higher short term interest rates, and increased securities lending activity.
•Net income was $25 million, or earnings per share (EPS) of $0.03, compared with a net loss of $511 million, or EPS of -$0.57, in Q1 2023.
◦Q1 2023 EPS of -$0.57 included a -$0.54 EPS impact from a one-time $485 million share-based compensation ("SBC") expense related to our co-founders cancelling their 2021 market-based restricted stock unit awards in February 2023 (the "2021 Founders Award Cancellation").
•Operating expenses decreased by $484 million sequentially to $466 million, primarily due to the 2021 Founders Award Cancellation in Q1.
◦Operating expenses prior to SBC increased $5 million sequentially to $357 million.
◦SBC decreased by $489 million sequentially to $109 million, primarily due to the 2021 Founders Award Cancellation in Q1.
•Adjusted EBITDA (non-GAAP) increased 31% sequentially to $151 million. Adjusted EBITDA margin (non-GAAP) increased 5 points sequentially to 31%.
•Net Cumulative Funded Accounts increased 70 thousand sequentially to 23.2 million.
•Monthly Active Users (MAU) decreased 1.0 million sequentially to 10.8 million.
•Assets Under Custody (AUC) increased 13% sequentially to $89 billion, primarily driven by higher equity valuations and continued net deposits.
•Net Deposits were $4.1 billion, which translates to an annualized growth rate of 21% relative to AUC at the end of Q1 2023. Over the past twelve months, Net Deposits were $16.1 billion, which translates to a growth rate of 25% relative to AUC at the end of Q2 2022.
•Average Revenue Per User (ARPU) increased to $84 from $77 in Q1 2023.
•Cash and cash equivalents totaled $5.8 billion compared with $5.5 billion at the end of Q1 2023.

“In Q2, we reached a significant milestone by achieving GAAP profitability for the first time as a public company,” said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. “Guided by our bold product roadmap we’re continuing to innovate for our customers, grow assets, gain market share, and change the industry for the better."

“Reaching GAAP profitability is a testament to the work our team has done to transform the business and better position Robinhood to drive shareholder value,” said Jason Warnick, Chief Financial Officer of Robinhood Markets. “With five consecutive quarters of revenue and Adjusted EBITDA growth, we’re continuing to drive efficiency across our operations while investing in customer experience. Looking ahead, we remain focused on delivering for customers and growing our business.”

Highlights

Robinhood scales existing products in continued push to deepen relationships with customers
•Robinhood Retirement continues to see strong adoption with IRA assets to date nearing $1 billion and we are introducing a 3% IRA match for Robinhood Gold customers.
•Customers continue to take advantage of our Robinhood Gold cash sweep program which now offers a 4.9% yield. Robinhood Gold cash sweep balances have more than doubled since the start of the year, increasing to $11 billion.
•As of July, Robinhood 24 Hour Market is available to all customers who can now invest in select stocks and ETFs on their own schedules, five days a week.

Robinhood invests in new growth opportunities, accelerating product roadmap delivery
•Bringing us closer towards our goal of serving the entirety of our customers' critical financial needs, in July we acquired X1, a platform that offers a no-fee stainless steel credit card with rewards on each purchase.
•We remain on track to launch brokerage services in the UK by the end of the year and have started to hire for key roles.
•Sherwood Media, LLC, a subsidiary of Robinhood Markets Inc., is building out its sales and partnerships functions and in June announced a multi-year partnership with Nasdaq.

Robinhood continues to pursue purchasing most or all of the remaining 55 million shares purchased by Emergent Fidelity Technologies in May 2022
•Discussions are ongoing with the related parties and we will continue to provide updates as appropriate.
•Since there is limited precedent for this type of situation, we cannot predict when, or if, the share purchase will take place.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, August 2, 2023. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

Based on our Q2 2023 results, our expense outlook for 2023 has improved from our prior outlook at Q1 2023 earnings (May 10th, 2023). We now expect:

•GAAP total operating expenses for full-year 2023 to be in the range of $2.330 billion to $2.410 billion, an improvement of $45 million at the midpoint of the range from our prior outlook of $2.345 billion to $2.485 billion.

•total operating expenses prior to SBC for full-year 2023 to be in the range of $1.430 billion to $1.470 billion, unchanged at the midpoint of the range from our prior outlook of $1.420 billion to $1.480 billion.

•SBC for full-year 2023, including the 2021 Founders Award Cancellation ($485 million in Q1 2023), to be in the range of $900 million to $940 million, an improvement of $45 million at the midpoint of the range from our prior outlook of $925 million to $1.005 billion.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in net new funded accounts which affects several costs including variable marketing costs, the degree to which we are successful in preventing fraud, our ability to manage web-hosting expenses efficiently, and our ability to achieve productivity improvements in customer service, among other factors.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial LLC, buy and sell crypto through Robinhood Crypto, LLC, spend, save, and earn rewards through Robinhood Money, LLC, and learn about investing through easy-to-understand educational content.

Robinhood uses the "Overview" tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the Securities and Exchange Commission's ("SEC") Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

"Robinhood" and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,		June 30,
(in millions, except share and per share data)	2022		2023
Assets
Current assets:
Cash and cash equivalents	$6,339		$5,829
Cash segregated under federal and other regulations	2,995		4,220
Receivables from brokers, dealers, and clearing organizations	76		117
Receivables from users, net	3,218		3,313
Securities borrowed	517		960
Deposits with clearing organizations	186		223
Asset related to user cryptocurrencies safeguarding obligation	8,431		11,503
User-held fractional shares	997		1,409
Held-to-maturity investments	—		321
Prepaid expenses	86		88
Other current assets	72		123
Total current assets	22,917		28,106
Property, software, and equipment, net	146		131
Goodwill	100		100
Intangible assets, net	25		21
Non-current held-to-maturity investments	—		165
Non-current prepaid expenses	17		6
Other non-current assets	132		131
Total assets	$23,337		$28,660
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$185		$236
Payables to users	4,701		5,111
Securities loaned	1,834		2,982
User cryptocurrencies safeguarding obligation	8,431		11,503
Fractional shares repurchase obligation	997		1,409
Other current liabilities	105		115
Total current liabilities	16,253		21,356
Other non-current liabilities	128		117
Total liabilities	16,381		21,473
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and June 30, 2023.	—	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 764,888,917 shares issued and outstanding as of December 31, 2022; 21,000,000,000 shares authorized, 782,433,899 shares issued and outstanding as of June 30, 2023.	—		—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 127,862,654 shares issued and outstanding as of December 31, 2022; 700,000,000 shares authorized, 127,260,803 shares issued and outstanding as of June 30, 2023.	—		—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and June 30, 2023.	—		—
Additional paid-in capital	11,861		12,581
Accumulated other comprehensive income (loss)	—		(3)
Accumulated deficit	(4,905)		(5,391)
Total stockholders’ equity	6,956		7,187
Total liabilities and stockholders’ equity	$23,337		$28,660

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		YOY% Change	Three Months Ended March 31,	QOQ% Change
(in millions, except share, per share, and percentage data)	2022	2023		2023
Revenues:
Transaction-based revenues	$202	$193	(4)%	$207	(7)%
Net interest revenues	74	234	216%	208	13%
Other revenues	42	59	40%	26	127%
Total net revenues	318	486	53%	441	10%

Operating expenses(1)(2):
Brokerage and transaction	30	39	30%	36	8%
Technology and development	245	207	(16)%	199	4%
Operations	86	36	(58)%	42	(14)%
Marketing	23	25	9%	26	(4)%
General and administrative	226	159	(30)%	647	(75)%
Total operating expenses	610	466	(24)%	950	(51)%

Other (income) expense, net	2	(2)	NM	—	NM
Income (loss) before income taxes	(294)	22	(107)%	(509)	(104)%
Provision for (benefit from) income taxes	1	(3)	(400)%	2	(250)%
Net income (loss)	$(295)	$25	(108)%	$(511)	(105)%
Net income (loss) attributable to common stockholders:
Basic	$(295)	$25		$(511)
Diluted	$(295)	$25		$(511)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.34)	$0.03		$(0.57)
Diluted	$(0.34)	$0.03		$(0.57)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	874,873,301	904,984,863		896,924,695
Diluted	874,873,301	921,269,749		896,924,695

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		YOY% Change
(in millions, except share, per share, and percentage data)	2022	2023
Revenues:
Transaction-based revenues	$420	$400	(5)%
Net interest revenues	129	442	243%
Other revenues	68	85	25%
Total net revenues	617	927	50%

Operating expenses(1)(2):
Brokerage and transaction	61	75	23%
Technology and development	513	406	(21)%
Operations	177	78	(56)%
Marketing	55	51	(7)%
General and administrative	494	806	63%
Total operating expenses	1,300	1,416	9%

Other (income) expense, net	2	(2)	—%
Income (loss) before income taxes	(685)	(487)	(29)%
Provision for (benefit from) income taxes	2	(1)	NM
Net income (loss)	$(687)	$(486)	(29)%
Net income (loss) attributable to common stockholders:
Basic	$(687)	$(486)
Diluted	$(687)	$(486)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.79)	$(0.54)
Diluted	$(0.79)	$(0.54)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	871,343,295	900,977,045
Diluted	871,343,295	900,977,045

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2022	2023	2023	2022	2023
Brokerage and transaction	9%	8%	8%	10%	8%
Technology and development	77%	43%	45%	83%	44%
Operations	27%	7%	10%	29%	8%
Marketing	8%	5%	6%	9%	6%
General and administrative	71%	33%	147%	80%	87%
Total operating expenses	192%	96%	216%	211%	153%

(2)    The following table presents the SBC in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2022	2023	2023	2022	2023
Brokerage and transaction	$1	$2	$2	$2	$4
Technology and development	59	56	54	141	110
Operations	1	1	2	5	3
Marketing	(2)	1	1	3	2
General and administrative	105	49	539	233	588
Total SBC	$164	$109	$598	$384	$707

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2022	2023		2022	2023
Operating activities:
Net income (loss)	$(295)	$25		$(687)	$(486)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17	15		29	35
Provision for credit losses	11	6		19	15
SBC	164	109		384	707
Other	—	(5)		—	—
Changes in operating assets and liabilities:
Securities segregated under federal and other regulations	(20)	—		(20)	—
Receivables from brokers, dealers, and clearing organizations	35	(5)		(1)	(41)
Receivables from users, net	1,056	(168)		2,473	(111)
Securities borrowed	(66)	(116)		(66)	(443)
Deposits with clearing organizations	5	24		39	(37)
Current and non-current prepaid expenses	(15)	7		11	9
Other current and non-current assets	15	(50)		(9)	(58)
Accounts payable and accrued expenses	(5)	33		(7)	51
Payables to users	(1,353)	125		(680)	410
Securities loaned	(784)	373		(2,284)	1,148
Other current and non-current liabilities	(28)	(3)		(27)	(1)
Net cash provided by (used in) operating activities	(1,263)	370		(826)	1,198
Investing activities:
Purchase of property, software, and equipment	(6)	—		(19)	—
Capitalization of internally developed software	(6)	(4)		(14)	(9)
Purchase of available-for-sale investments	(13)	—		(27)	—
Proceeds from maturities of available-for-sale investments	4	1		5	10
Purchase of held-to-maturity investments	—	—		—	(485)
Proceeds from maturities of held-to-maturity investments	—	2	2	—	2
Other	(5)	—		(5)	—
Net cash used in investing activities	(26)	(1)		(60)	(482)
Financing activities:
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	13	9		13	9
Taxes paid related to net share settlement of equity awards	(4)	(3)		(7)	(5)
Payments of debt issuance costs	(10)	—		(10)	(10)
Draws on credit facilities	—	10		11	10
Repayments on credit facilities	—	(10)		(11)	(10)
Proceeds from exercise of stock options, net of repurchases	2	1		5	2
Net cash provided by (used in) financing activities	1	7		1	(4)
Effect of foreign exchange rate changes on cash and cash equivalents	—	—		—	—
Net increase (decrease) in cash, cash equivalents, segregated cash and restricted cash	(1,288)	376		(885)	712
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	10,673	9,693		10,270	9,357
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$9,385	$10,069		$9,385	$10,069
Cash and cash equivalents, end of the period	$5,962	$5,829		$5,962	$5,829
Segregated cash, end of the period	3,400	4,220		3,400	4,220
Restricted cash (current and non-current), end of the period	23	20		23	20
Cash, cash equivalents, segregated cash and restricted cash, end of the period	9,385	10,069		9,385	10,069
Supplemental disclosures:
Cash paid for interest	$3	$3		$6	$6
Cash paid for income taxes, net of refund received	$2	$2		$3	$2

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2022	2023	2023	2022	2023
Net income (loss)	$(295)	$25	$(511)	$(687)	$(486)
Net margin	(93)%	5%	(116)%	(111)%	(52)%
Add:
Interest expenses related to credit facilities	6	5	6	12	11
Provision for (benefit from) income taxes	1	(3)	2	2	(1)
Depreciation and amortization	17	15	20	29	35
EBITDA (non-GAAP)	(271)	42	(483)	(644)	(441)
2021 Founders Award Cancellation	—	—	485	—	485
SBC excluding 2021 Founders Award Cancellation(1)	164	109	113	384	222
Restructuring charges(2)	17	—	—	17	—
Significant legal and tax settlements and reserves	10	—	—	20	—
Adjusted EBITDA (non-GAAP)	$(80)	$151	$115	$(223)	$266
Adjusted EBITDA margin (non-GAAP)	(25)%	31%	26%	(36)%	29%
________________
(1) SBC excluding 2021 Founders Award Cancellation included a net reduction of $24 million as a result of the reversal of previously recognized expense for stock awards that were forfeited in connection with the April 2022 Restructuring.
(2) Restructuring charges related to the April 2022 Restructuring and primarily consisted of employee-related wages and benefits and severance expenses.

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Three Months Ended June 30,		Three Months Ended March 31,
	2022	2023	2023	2022	2023	2022
(in millions, except percentage data)	$	$	$	% of Total Net Revenues	% of Total Net Revenues	% of Total Net Revenues
Operating expenses (GAAP)
Brokerage and transaction	$30	$39	$36	9%	8%	8%
Technology and development	245	207	199	77%	43%	45%
Operations	86	36	42	27%	7%	10%
Marketing	23	25	26	7%	5%	6%
General and administration	226	159	647	71%	33%	147%
Total operating expenses	$610	$466	$950	191%	96%	216%

SBC
Brokerage and transaction	$1	$2	$2	—%	—%	—%
Technology and development	59	56	54	19%	12%	12%
Operations	1	1	2	—%	—%	—%
Marketing	(2)	1	1	(1)%	—%	—%
General and administration	105	49	539	33%	10%	122%
Total SBC	$164	$109	$598	51%	22%	134%

Operating expenses prior to SBC (non-GAAP)
Brokerage and transaction	$29	$37	$34	9%	8%	8%
Technology and development	186	151	145	58%	31%	33%
Operations	85	35	40	27%	7%	10%
Marketing	25	24	25	8%	5%	6%
General and administration	121	110	108	38%	23%	25%
Total operating expenses prior to SBC	$446	$357	$352	140%	74%	82%

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Six Months Ended June 30,
	2022	2023	2022	2023
(in millions, except percentage data)	$	$	% of Total Net Revenues	% of Total Net Revenues
Operating expenses (GAAP)
Brokerage and transaction	$61	$75	10%	8%
Technology and development	513	406	83%	44%
Operations	177	78	29%	8%
Marketing	55	51	9%	6%
General and administration	494	806	80%	87%
Total operating expenses	$1,300	$1,416	211%	153%

SBC
Brokerage and transaction	$2	$4	—%	—%
Technology and development	141	110	23%	12%
Operations	5	3	1%	—%
Marketing	3	2	—%	—%
General and administration	233	588	38%	63%
Total SBC	$384	$707	62%	75%

Operating expenses prior to SBC (non-GAAP)
Brokerage and transaction	$59	$71	10%	8%
Technology and development	372	296	60%	32%
Operations	172	75	28%	8%
Marketing	52	49	9%	6%
General and administration	261	218	42%	24%
Total operating expenses prior to SBC	$916	$709	149%	78%

Reconciliation of GAAP to Non-GAAP Financial Outlook
(Unaudited)

Financial Outlook for the Year Ending December 31, 2023
	Prior Outlook(1) (in millions)	Updated Outlook (in millions)	Change (in millions)
Total operating expenses (GAAP)	$2,345 - $2,485	$2,330 - $2,410	decreased by $45 at the midpoint
Less: SBC
2021 Founders Award Cancellation	485	485	no change
SBC excluding 2021 Founders Award Cancellation	$440 - $520	$415 - $455	decreased by $45 at the midpoint
Total operating expenses prior to SBC (non-GAAP)	$1,420 - $1,480	$1,430 - $1,470	unchanged at the midpoint

(1) Prior Outlook provided at Q1 2023 Earnings on May 10th, 2023.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that we are continuing to innovate for our customers, grow assets, gain market share, and change the industry for the better; that we are continuing to drive efficiency across our operations while investing in customer experience; that we remain focused on delivering for customers and growing our business; that we invest in new growth opportunities, accelerating product roadmap delivery and our belief that our acquisition of X1 brings us closer towards our goal of serving the entirety of our customers’ critical financial needs; that we remain on track to launch brokerage services in the UK by the end of year; and that we continue to pursue purchasing most or all of the remaining 55 million shares purchased by Emergent Fidelity Technologies in May 2022, and all statements and information under the headings “Financial Outlook" and "Reconciliation of GAAP to Non-GAAP Financial Outlook." Forward looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "believe," "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "estimate," "predict," "potential," or "continue" or the negative of these words or similar expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating experience at our current scale; the difficulty of managing our business effectively, including the size of our workforce, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in our Form 10-Q for the quarter ended June 30, 2023, which we expect to be available on August 3, 2023, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, August 2, 2023, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, and operating expense prior to SBC. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Operating Expense Prior to SBC

Operating expense prior to SBC is defined as the applicable GAAP operating expense line item minus the SBC included within such line item. We believe operating expense prior to SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). We define a “New Funded Account” as a Robinhood Account into which the user makes an initial deposit, money transfer or asset transfer, of any amount, during the relevant period. We define a "Robinhood Account" as a unique log-in that provides the account user access to any and all of the

Robinhood products offered on our platform. An account is considered “Churned” if it was ever a New Funded Account whose account balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated Credits) drops to or below zero for at least 45 consecutive calendar days. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and unauthorized debit card use, and less often, from margin loans. "Company-initiated Credits" are amounts that are deposited into a Robinhood Account by the Company with no action taken by the user. Examples of Company-initiated Credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments. “Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount. An account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated Credits) rises above zero.

Monthly Active Users (“MAU”)

We define MAUs as the number of unique Robinhood Accounts who meet one of the following criteria at any point during a specified calendar month: a) executes a debit card transaction, b) transitions between two different screens on a mobile device while logged into their Robinhood Account or c) loads a page in a web browser while logged into their Robinhood Account. A user need not satisfy these conditions on a recurring monthly basis or have a funded account to be included in MAU. MAU figures in this press release reflect MAU for the last month of the relevant period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.

Net Deposits

We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent annualized ARPU for each three-month period presented.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, "growth rate" and "annualized growth rate" provide information about Net Deposits relative to total AUC. "Growth rate" is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. "Annualized growth rate" is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.